Exhibit 99.2

First Quarter 2005

Earnings Release and

Supplemental Operating and Financial Data

Affordable Residential Communities

600 Grant Street, Suite 900

Denver, CO 80203

Phone: (866) 847-8931

Fax: (303) 294-0121

www.aboutarc.com

Table of Contents

Portfolio Map

Press Release Text

Financial Data:
Financial Highlights
Balance Sheet
Debt Analysis
Statement of Operations
Segment Detail

Same Community Data
Total Real Estate Segment
Capital Expenditure Summary
Manufactured Home Data
Top 20 Markets
Operating Results by Occupancy Level
Acquisitions & Dispositions
Investor Inquiries

Exhibit I – Non-GAAP Financial Measures
Definitions of Non-GAAP Measures
FFO, FAD & EBITDA Reconciliation
Total Real Estate Net Segment Income Reconciliation
Same Community Net Segment Income Reconciliation

Note:  This earnings release and supplemental operating and financial data report contains certain non-GAAP financial measures that we believe are helpful in understanding our business as further described in Exhibit I.  These financial measures that principally include Funds From Operations, Funds Available for Distribution, Earnings Before Interest, Taxes, Depreciation and Amortization, and Net Segment Income should not be considered an alternative to Loss Available to Common Stockholders or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Portfolio Map

Press Release Text

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES

FIRST QUARTER 2005 RESULTS

- Net Occupancy Trend Turns Positive-Up By Almost 400 Units -

- Occupancy Increases 60 Basis Points to 82.1% -

DENVER, CO — (BUSINESS WIRE) — May 9, 2005 — Affordable Residential Communities Inc. (NYSE:ARC) today announced results for the first quarter ended March 31, 2005.

Revenue for the first quarter of 2005 was $64.6 million, compared with $64.5 million in the fourth quarter of 2004 and $42.9 million in the first quarter of 2004. Net loss to common shareholders for the first quarter of 2005 improved to ($15.9) million, or ($0.39) per share, compared with a net loss of ($35.4) million, or ($0.87) per share, in the fourth quarter of 2004 and a net loss of ($35.0) million, or ($1.20) per share, in the comparable quarter last year.

Funds from operations (FFO1) available to common shareholders for the first quarter of 2005 was $1.6  million, or $0.04 per share, as compared to FFO of ($13.2) million, or ($0.32) per share, in the fourth quarter of 2004 and ($21.7) million, or ($0.74) per share, in the comparable quarter last year. The increase in FFO of $14.8 million, as compared to the fourth quarter of 2004, primarily is attributable to reduced community operating expenses of $4.3 million, lower retail net segment losses of $3.3 million and the inclusion in the fourth quarter of 2004 of retail asset impairments, other impairments and executive severance charges of $5.1 million.

Community operating expenses declined as a result of lower repairs and maintenance, real estate taxes and bad debt expenses. Retail net segment losses were lower primarily as a result of improved gross margins on home sales. The first quarter of 2005 retail sales gross margin includes the utilization of $2.2 million of a $3.0 million asset impairment charge taken in the fourth quarter of 2004 that related to the revaluation of older vacant rental homes.

Scott Jackson, Chairman and Chief Executive Officer, commented, “We are pleased that the initiatives we put in place the past few quarters to increase occupancy and improve the quality of our cash flows were reflected in our results. Furthermore, the Company experienced its first increase in occupancy since the first quarter of 2003.”

Operating Improvements

Total portfolio occupancy in the first quarter of 2005 increased 60 basis points to 82.1%, from 81.5% in the fourth quarter of 2004. Net occupancy increased by 380 residents in the first quarter of 2005 from a loss of 691 residents in the fourth quarter of 2004. Home sales, consisting primarily of older homes sold for cash, were 774 units as compared to 946 units sold in the fourth quarter of 2004 and 280 units sold in the third quarter of 2004.

Net home leasing activity in the first quarter of 2005 amounted to 561 net new renters as compared to a reduction of 238 renters in the fourth quarter of 2004 when the Company took over 900  homes off the rental market and held them for sale. Furthermore, in the first quarter of 2005, the Company increased its lease-to-own transactions to 48% of total leasing activity as compared to 31% in the fourth quarter. Total lease-to-own transactions were 813 in the first quarter of 2005 as compared to 348 in the fourth quarter of 2004.

The Company’s ten largest markets generated a sequential occupancy increase of 1.6% to 83.2% from 81.6%. The Dallas/Fort Worth and Atlanta markets combined posted occupancy growth of approximately 2.2%. Occupancy in Dallas/Fort Worth increased to 79.8% from 77.4%, while Atlanta improved to 86.7% from 84.8%. Salt Lake City also produced occupancy growth of 1% to 91.1%.

Mr. Jackson concluded, “We have been actively and diligently working to improve our operations in the face of weak industry fundamentals. The implementation of our operating philosophy, B-F-F-R, which stands for buy, fix, fill and run is the foundation of our business model, and the framework we use to assess progress within our communities. We believe the initiatives we have implemented position the Company to improve its operating results while creating more efficient operations. We remain optimistic about the Company’s long-term prospects and are confident in our ability to maximize our results this year.”

Liquidity

On March 31, 2005, the Company had $1,037.4 million of debt, including approximately $34.2 million drawn under its $50.0 million floorplan facility and $58.8 million outstanding on its $85.0 million revolving credit mortgage facility. During March and April 2005, the Company secured an additional $100.0 million in financing, consisting of $25.0 million in unsecured trust preferred securities and a $75.0 million lease receivables facility, secured by substantially all of the Company’s rental homes and the related leases. The $25.0 million in trust preferred securities was borrowed in full on March 15, 2005, matures in 30 years and bears interest at three-month LIBOR plus 3.25%. The Company also has a $125.0 million chattel facility for making consumer loans against which it had no borrowings as of March 31, 2005.

The weighted average interest rate on the Company’s debt was 6.4% at March 31, 2005 and 86% of the Company’s debt is not due until 2008 or later assuming its senior variable rate debt due 2006 is extended in accordance with the terms of the current debt agreement. Fixed rate debt was 85% of total debt, including the impact of the Company’s interest rate swaps.

Dividends

For the first quarter of 2005, the board of directors declared a $.3125 common dividend per share. The dividend was paid on April 15, 2005 to shareholders of record on March 31, 2005.

The board of directors also declared a dividend of $0.5156 on each share of its Series A Cumulative Redeemable Preferred Stock and a dividend of $0.39 per unit on its Series B and Series C Preferred Operating Partnership Units. These dividends were paid on April 29, 2005 to shareholders of record on April 15, 2005.

Community Sales

The Company has identified up to 14 communities for sale in 2005, and may also sell additional communities in 2005 if the conditions warrant. There can be no assurances that any of these potential community sales will in fact occur.

First Quarter 2005 Conference Call

The Company will host a conference call, today, Monday, May 9, 2005, at 5:00 P.M. Eastern time. The call will be webcast live over the Internet from the Company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call also can be accessed live over the phone by dialing (800) 811-0667 or for international callers by dialing (913) 981-4901.

A replay will be available one hour after the call and will be archived on ARC’s website through May 16, 2005. The replay also can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the password is 8695469.

Non-GAAP Terminology

(1) As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP, excluding gains (or losses) from sales of property, plus income generating real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity,nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements. Thefollowing factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity;  completion of pending acquisitions and sales, if any, and timing with respect thereto; the Company’s growth and expansioninto new markets or successful integration of acquisitions; and the effect of interest rates. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2004

Annual Report on Form 10-K (included under the heading “Forward-Looking Statements”), and in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC”) currently owns and operates approximately 64,000  homesites located in 315 communities (excluding discontinued operations) in 27 states. ARC is a fully integrated, self-administered, self-managed equity real estate investment trust (REIT) focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

CONTACT
Affordable Residential Communities Inc.
Lawrence Kreider, Chief Financial Officer
(866) 847-8931
investor.relations@aboutarc.com
or
Integrated Corporate Relations, Inc.
Brad Cohen, (203) 682-8211

Financial Highlights

Three Months Ended
($ in thousands, except per share data)	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Operating Data
Total revenue	$64,600	$64,482	$60,088	$55,165	$42,935
Same community real estate net segment income (a)	$20,436	$18,294	$19,131	$21,170	$21,787
Avg. monthly real estate revenue per occupied homesite	381	377	376	374	366
Avg. monthly homeowner rental income per homeowner occupied homesite	288	285	282	279	279
Average occupied homesites	31,126	31,162	31,444	31,781	32,129

EBITDA (a)	$20,944	$12,298	$21,737	$24,248	$5,214
Adjusted EBITDA (a)	$20,944	$12,298	$21,737	$24,248	$19,701

Funds from operations available to common stockholders (a)	$1,604	$(13,155)	$2,632	$9,304	$(21,708)
FFO per share – basic	$0.04	$(0.32)	$0.06	$0.23	$(0.74)
FFO per share – diluted	$0.04	$(0.32)	$0.06	$0.22	$(0.74)
Adjusted FFO (a)	$1,604	$(13,155)	$5,708	$9,304	$4,023

Funds available for distribution (“FAD”) (a)	$(2,214)	$(16,713)	$2,146	$7,069	$(10,455)
FAD per share – basic	$(0.05)	$(0.41)	$0.05	$0.17	$(0.36)
FAD per share – diluted	$(0.05)	$(0.41)	$0.05	$0.16	$(0.36)
Adjusted FAD (a)	$(2,214)	$(16,713)	$2,146	$7,069	$2,899

Net income (loss) to common stockholders	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)
Earnings (loss) per share – basic	(0.39)	(0.87)	(0.42)	(0.17)	(1.20)
Earnings (loss) per share – diluted	(0.39)	(0.87)	(0.42)	(0.17)	(1.20)

Distributions per common share	$0.3125	$0.3125	$0.3125	$0.3125	$0.1493
Distributions per preferred share	$0.5156	$0.5156	$0.5156	$0.5156	$0.4182

Interest expensed	$15,329	$15,920	$13,720	$12,782	$14,471
Interest capitalized	256	146	1,145	1,235	544
Total interest incurred	$15,585	$16,066	$14,865	$14,017	$15,015

EBITDA / interest	1.34	x	0.77	x	1.46	x	1.73	x	0.35	x
EBITDA / interest + preferred stock dividend	1.15	x	0.66	x	1.25	x	1.46	x	0.32	x

Share Detail
Average number of common shares outstanding	40,876	40,858	40,857	40,857	29,233

	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Balance Sheet Data
Total assets	$1,791,285	$1,813,002	$1,836,165	$1,834,169	$1,770,503
Total debt	$1,037,433	$1,001,622	$977,473	$937,887	$901,682
Market value of common equity, end of period	$517,116	$586,543	$597,285	$679,105	$757,620
Market value of preferred equity, end of period	125,500	130,000	127,550	128,750	131,250
Market value of OP units, end of period	30,405	34,605	35,208	40,031	44,613
Market value of Series B and C PPUs, end of period	25,142	25,142	25,142	25,142	—
Total market of equity including minority interest, end of period	$698,163	$776,290	$785,185	$873,028	$933,483
Debt / total assets	57.9%	55.2%	53.2%	51.1%	50.9%
Debt / total market capitalization	59.8%	56.3%	55.5%	51.8%	49.1%

Other Data
Total properties (at period end)	315	315	315	313	272
Total homesites (at period end)	63,658	63,661	63,661	63,400	59,586
Occupied homesites (at period end)	52,293	51,913	52,604	52,613	49,947
Occupancy percentage – total portfolio	82.1%	81.5%	82.6%	83.0%	83.8%

(a)          See Exhibit I for definition and reconciliation to nearest GAAP measure.

Balance Sheet

($ in thousands)	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
Assets
Rental property
Land	$211,822	$211,383	$210,270	$210,295	$197,735
Land improvements and buildings	1,285,690	1,268,002	1,245,925	1,229,079	1,151,224
Manufactured homes and improvements	214,564	197,668	197,511	181,349	154,655
Furniture, equipment and vehicles	13,875	12,434	9,549	9,104	8,940
Rental property, gross	1,725,951	1,689,487	1,663,255	1,629,826	1,512,554
Accumulated depreciation	(170,422)	(156,707)	(142,071)	(126,645)	(112,243)
Rental property, net	1,555,529	1,532,780	1,521,184	1,503,181	1,400,311

Assets held for sale	7,952	54,123	101,499	103,830	142,500
Cash and cash equivalents	47,251	39,802	35,482	47,575	43,511
Restricted cash	0	0	0	935	1,435
Tenant, notes and other receivables, net	19,003	18,799	16,267	16,080	16,135
Inventory	4,696	11,230	2,343	2,521	3,085
Loan origination costs, net	13,913	14,403	12,326	14,965	15,108
Loan reserves	31,756	31,019	31,977	28,564	29,643
Goodwill	85,264	85,264	86,126	86,126	86,126
Lease intangibles and customer relationships, net	17,432	19,106	20,821	21,476	23,089
Prepaid expenses and other assets	8,489	6,476	8,140	8,916	9,560
Total assets	$1,791,285	$1,813,002	$1,836,165	$1,834,169	$1,770,503

Liabilities and Stockholders’ Equity
Notes payable and preferred interest	$1,037,433	$1,001,622	$977,473	$937,887	$901,682
Liabilities related to assets held for sale	5,290	29,516	34,610	36,275	33,423
Accounts payable and accrued expenses	48,746	53,382	45,367	41,902	31,970
Tenant deposits and other liabilities	14,088	12,773	12,380	19,377	11,383
Total liabilities	1,105,557	1,097,293	1,069,830	1,035,441	978,458

Minority interest	54,918	56,662	59,485	61,896	37,175

Stockholders’ equity
Preferred stock	119,108	119,108	119,108	119,108	119,108
Common stock	409	409	410	410	410
Paid-in capital	790,610	790,528	792,462	791,916	791,916
Unearned compensation	(221)	(235)	(873)	(923)	(1,760)
Accumulated other comprehensive income (loss)	1,519	1,208	766	1,284	(518)
Retained deficit	(280,615)	(251,971)	(205,023)	(174,963)	(154,286)
Total stockholders’ equity	630,810	659,047	706,850	736,832	754,870
Total liabilities and stockholders’ equity	$1,791,285	$1,813,002	$1,836,165	$1,834,169	$1,770,503

Debt Analysis
As of March 31, 2005

($ in thousands)	Debt Amount	% of Total Debt	Interest Rate	Maturity Date

Fixed Rate Debt
Senior fixed rate mortgage due 2012	$303,060	29.2%	7.35%	2012
Senior fixed rate mortgage due 2014	212,600	20.5%	5.53%	2014
Senior fixed rate mortgage due 2009	99,277	9.6%	5.05%	2009
Various individual fixed rate mortgages	152,997	14.7%	7.31%	2005-2031
Fixed rate note due 2005	8,000	0.8%	7.25%	2005
Existing other loans	2,377	0.2%	7.72%	2005
Total fixed rate debt	778,311	75.0%	6.55%

Variable Rate Debt (a)
Senior variable rate mortgage due 2006	141,134	13.6%	5.80%	2006
Floorplan lines of credit	34,224	3.3%	7.79%	2005
Trust preferred securities due 2035	25,000	2.4%	6.37%	2035
Revolving credit mortgage facility	58,764	5.7%	5.76%	2005
Total variable rate debt	259,122	25.0%	6.11%

Total debt	$1,037,433	100.0%	6.44%

% Fixed / Variable
Fixed	$778,311	75.0%	6.55%
Variable	259,122	25.0%	6.11%
Total debt	$1,037,433	100.0%	6.44%

	2005	2006	2007	2008	2009	Thereafter
Maturity Schedule
Senior fixed rate mortgages	$5,485	$7,917	$8,431	$8,916	$101,138	$483,048
Various individual fixed rate mortgages (b)	2,931	14,570	2,359	52,769	12,317	61,730
Senior variable rate mortgage (c)	0	141,134	0	0	0	0
Fixed rate note	8,000	0	0	0	0	0
Floorplan lines of credit	34,224	0	0	0	0	0
Trust preferred securities due 2035	0	0	0	0	0	25,000
Revolving credit mortgage facility	58,764	0	0	0	0	0
Other debt	1,098	102	110	118	117	833
Total debt maturities	$110,502	$163,723	$10,900	$61,803	$113,572	$570,611

(a)          In February 2004, we entered into a two-year $100 million swap and purchased interest rate caps covering our senior variable rate mortgage.

(b)         Does not include debt premium of $6,322 as of March 31, 2005.

(c)          At our option, and subject to certain conditions, we may extend the senior variable rate mortgage due 2006 for three additional twelve-month periods.

Statement of Operations

		Three Months Ended
	($ in thousands; except per share data)	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04

	Revenue
	Communities	$56,351	$55,609	$55,991	$52,997	$42,085
	Retail Sales	7,991	8,642	3,880	2,082	707
	Consumer finance and insurance	243	231	217	85	134
	Corporate and other	15	0	0	0	9
	Total revenue	64,600	64,482	60,088	55,165	42,935

	Operating Expenses
	Communities	20,194	23,857	21,032	17,626	12,608
	Retail Sales	10,834	14,790	6,265	3,101	886
	Consumer finance and insurance	427	556	508	162	170
	Corporate and other	286	(40)	22	44	81
	Real Estate taxes	4,291	5,114	4,105	4,080	3,310
	Property management	2,265	2,082	1,978	1,600	1,454
	General and administrative (a)	5,359	5,825	4,441	4,304	14,795
	IPO related costs (a)	0	0	0	0	4,417
	Total expenses	43,656	52,184	38,351	30,917	37,722
	EBITDA (b)	20,944	12,298	21,737	24,248	5,214

	Early termination of debt (a)	0	0	3,258	0	13,427
	Depreciation & amortization	20,031	21,196	18,666	17,242	14,910
	Real estate and retail home asset impairment	0	3,591	0	0	0
	Goodwill impairment	0	863	0	0	0
	Interest Expense	15,329	15,920	13,720	12,782	14,471
	Interest Income	(383)	(443)	(382)	(450)	(342)
	Income (loss) before minority interest	(14,033)	(28,829)	(13,525)	(5,326)	(37,252)
	Minority interest	552	1,429	524	452	3,084
	Income (loss) from continuing operations	(13,481)	(27,400)	(13,001)	(4,874)	(34,168)
	Discontinued operations, net	187	(5,375)	(1,633)	326	431
	Income (loss) before preferred stock dividend	(13,294)	(32,775)	(14,634)	(4,548)	(33,737)
	Preferred stock dividend	(2,578)	(2,578)	(2,577)	(2,578)	(1,232)
	Income (loss) available to common stockholders	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)
	FFO Calculation (b)
	Income (loss) from continuing operations (a)	$(13,481)	$(27,400)	$(13,001)	$(4,874)	$(34,168)
Plus:	Depreciation and amortization	20,031	21,196	18,666	17,242	14,910
	Income (loss) from discontinued operations	928	565	561	374	431
	Depreciation from discontinued operations	23	171	1,145	1,047	750
Less:	Amortization of loan origination fees	(1,861)	(3,505)	(725)	(855)	(868)
	Depreciation on F, F & E	(422)	(614)	(363)	(81)	(369)
	Minority interest portion of FFO reconciling items	(1,036)	(990)	(1,074)	(971)	(1,162)
	Preferred stock dividends	(2,578)	(2,578)	(2,577)	(2,578)	(1,232)
FFO	available to common stockholders (b)	1,604	(13,155)	2,632	9,304	(21,708)
Plus:	Amortization of loan origination fees	1,861	3,505	725	855	868
	Early termination of debt (a)	0	0	3,258	0	13,427
	Depreciation on F, F & E	422	614	363	81	369
Less:	Recurring capital expenditures	(3,835)	(5,554)	(2,679)	(1,100)	(520)
	Scheduled principal amortization of indebtedness	(2,490)	(2,332)	(2,182)	(2,200)	(1,936)
Plus:	Minority interest portion of FAD reconciling items	224	209	29	130	(955)
	Funds available for distribution (“FAD”) (b)	$(2,214)	$(16,713)	$2,146	$7,069	$(10,455)

	EPS per share / unit
	Basic	$(0.39)	$(0.87)	$(0.42)	$(0.17)	$(1.20)
	Diluted	$(0.39)	$(0.87)	$(0.42)	$(0.17)	$(1.20)
	FFO per share / unit
	Basic	$0.04	$(0.32)	$0.06	$0.23	$(0.74)
	Diluted	$0.04	$(0.32)	$0.06	$0.22	$(0.74)
	FAD per share / unit
	Basic	$(0.05)	$(0.41)	$0.05	$0.17	$(0.36)
	Diluted	$(0.05)	$(0.41)	$0.05	$0.16	$(0.36)

	Distribution per common share / OP unit	$0.3125	$0.3125	$0.3125	$0.3125	$0.1493
	Distribution per preferred share / OP unit	$0.5156	$0.5156	$0.5156	$0.5156	$0.4182
	Basic weighted average common shares	40,876	40,858	40,857	40,857	29,233

(a)          Includes certain one-time costs related to the IPO and the repayment of certain indebtedness.

(b)         See Exhibit I for definition and reconciliation to nearest GAAP measure.

Segment Detail

	Three Months Ended
($ in thousands)	3/31/2005	12/31/2004	9/30/2004	6/30/2004	03/31/04 (a)
Revenue
Total real estate revenue	$56,351	$55,609	$55,991	$52,997	$42,085
Retail homes sales revenue	7,991	8,642	3,880	2,082	707
Finance and insurance revenue	243	231	217	85	134
Corporate and other	15	0	0	0	9
Segment revenue	64,600	64,482	60,088	55,165	42,935

Expenses
Property operations expense	20,194	23,857	21,032	17,626	12,608
Real estate taxes	4,291	5,114	4,105	4,080	3,310
Retail homes sales expense	10,834	14,790	6,265	3,101	886
Insurance and finance expense	427	556	508	162	170
Corporate and other	286	(40)	22	44	81
Segment expenses	36,032	44,277	31,932	25,013	17,056

Net Segment Income
Real estate income	31,866	26,638	30,854	31,291	26,167
Retail homes sales income	(2,843)	(6,148)	(2,385)	(1,019)	(179)
Insurance and finance income	(184)	(325)	(291)	(77)	(36)
Corporate and other	(271)	40	(22)	(44)	(72)
Net segment income	$28,568	$20,205	$28,156	$30,151	$25,880

Other Data
EBITDA (b)	$20,944	$12,298	$21,737	$24,248	$5,214

FFO available to common stockholders (b)	$1,604	$(13,155)	$2,632	$9,304	$(21,708)

Net income (loss)	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)

IPO Related Charges	$0	$0	$0	$0	$27,914

(a)          Results include one-time charges of $27.9 million related to the IPO and the repayment of certain indebtedness.

(b)         See Exhibit I for definition and reconciliation to nearest GAAP measure.

Same Community Data

	2005	2004
($ in thousands)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

For the full quarter noted:
Average total homesites	37,549	37,554	37,554	37,554	37,554
Average total rental homes	6,456	6,602	6,713	6,344	5,787
Average occupied homesites – homeowners	26,088	26,175	26,746	27,446	27,984
Average occupied homesites – home renters	5,038	4,987	4,699	4,335	4,145
Average occupied homesites – total	31,126	31,162	31,444	31,781	32,129
Average occupancy – rental homes	78.0%	75.5%	70.0%	68.3%	71.6%
Average occupancy – total	82.9%	83.0%	83.7%	84.6%	85.6%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$22,538	$22,377	$22,598	$22,990	$23,414
Home renter rental income	9,256	9,494	9,237	9,054	8,537
Other	114	122	127	128	109
Rental income	31,908	31,993	31,962	32,172	32,060
Utility and other income	3,641	3,245	3,533	3,445	3,252
Total real estate revenue	35,549	35,238	35,495	35,617	35,312

Real estate expenses
Property operations expenses	12,117	13,718	13,525	11,574	10,649
Real estate taxes	2,996	3,226	2,839	2,873	2,876
Total real estate expenses	15,113	16,944	16,364	14,447	13,525
Real estate net segment income (a)	$20,436	$18,294	$19,131	$21,170	$21,787

Average monthly real estate revenue per total occupied homesite (b)	$381	$377	$376	$374	$366
Average monthly homeowner rental income per homeowner occupied homesite (c)	$288	$285	$282	$279	$279
Average monthly real estate revenue per total homesite (d)	$316	$313	$315	$316	$313
Average monthly home renter income per occupied rental home (e)	$612	$635	$655	$696	$686
At end of quarter:
Total communities owned	199	199	199	199	199
Total homesites	37,548	37,554	37,554	37,554	37,554
Occupied homesites	31,239	31,011	31,385	31,511	32,073
Total rental homes owned	6,419	6,491	6,818	6,616	6,107
Occupied rental homes	5,235	4,934	4,977	4,445	4,233

Homeowner activity :
Homeowner move ins	216	48	111	105	125
Homeowner move outs	(399)	(448)	(388)	(378)	(290)
Home sales	576	744	164	53	14
Repossession move outs	(466)	(675)	(545)	(554)	(90)
Net homeowner activity	(73)	(331)	(658)	(774)	(241)

Home renter activity :
Home renter move ins	625	593	1,489	1,208	1,287
Home renter lease to own move ins	573	236	27	—	—
Home renter move outs	(897)	(872)	(984)	(996)	(1,168)
Net home renter activity	301	(43)	532	212	119
Net activity	228	(374)	(126)	(562)	(122)
Net homeowner activity	(73)	(331)	(658)	(774)	(241)
Occupied homeowner sites, beginning of period	26,077	26,408	27,066	27,840	28,081
Occupied homeowner sites, end of period	26,004	26,077	26,408	27,066	27,840
Net home renter activity	301	(43)	532	212	119
Occupied home renter sites, beginning of period	4,934	4,977	4,445	4,233	4,114
Occupied home renter sites, end of period	5,235	4,934	4,977	4,445	4,233
Total occupied homesites, end of period	31,239	31,011	31,385	31,511	32,073
Occupancy percentage	83.2%	82.6%	83.6%	83.9%	85.4%

(a)          See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)         Average monthly real estate revenue per occupied homesite is defined as total real estate revenue (including homeowner, home renter, utility and other revenue) divided by average total occupied homesites divided by the number of months in the period.

(c)          Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)         Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)          Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Total Real Estate Segment

	2005	2004
($ in thousands)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

For the full quarter noted:
Average total homesites	63,658	63,661	63,521	60,539	48,575
Average total rental homes	8,310	8,312	8,294	7,609	6,296
Average occupied homesites – homeowners	45,927	46,267	46,899	45,159	36,466
Average occupied homesites – home renters	6,177	5,955	5,694	5,227	4,594
Average occupied homesites – total	52,104	52,222	52,592	50,386	41,060
Average occupancy – rental homes	74.3%	71.6%	68.6%	68.7%	73.0%
Average occupancy – total	81.8%	82.0%	82.8%	83.2%	84.5%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$39,328	$38,334	$39,804	$37,575	$29,424
Home renter rental income	11,231	11,090	10,468	9,987	8,740
Other	299	290	313	322	162
Rental income	50,858	49,714	50,585	47,884	38,326
Utility and other income	5,493	5,895	5,406	5,113	3,759
Total real estate revenue	56,351	55,609	55,991	52,997	42,085

Real estate expenses
Property operations expenses	20,194	23,857	21,032	17,626	12,608
Real estate taxes	4,291	5,114	4,105	4,080	3,310
Total real estate expenses	24,485	28,971	25,137	21,706	15,918

Real estate net segment income (a)	$31,866	$26,638	$30,854	$31,291	$26,167

Average monthly real estate revenue per total occupied homesite (b)	$361	$355	$355	$351	$342
Average monthly homeowner rental income per homeowner occupied homesite (c)	$285	$276	$283	$277	$269
Average monthly real estate revenue per total homesite (d)	$295	$291	$294	$292	$289
Average monthly home renter income per occupied rental home (e)	$606	$621	$613	$637	$634
At end of quarter:
Total communities owned	315	315	315	313	272
Total homesites	63,658	63,661	63,661	63,400	59,586
Occupied homesites	52,293	51,913	52,604	52,613	49,947
Total rental homes owned	8,345	8,286	8,540	8,023	7,192
Occupied rental homes	6,566	6,005	6,243	5,713	5,516

Homeowner activity :
Homeowner move ins	290	99	124	149	171
Homeowner move outs	(723)	(952)	(749)	(649)	(493)
Home sales	774	946	280	100	15
Repossession move outs	(522)	(546)	(476)	(561)	(484)
Net homeowner activity	(181)	(453)	(821)	(961)	(791)

Home renter activity :
Home renter move ins	896	792	1,877	1,530	1,450
Home renter lease to own move ins	813	348	38	—	—
Home renter move outs	(1,148)	(1,378)	(1,385)	(1,356)	(1,052)
Net home renter activity	561	(238)	530	174	398
Net activity	380	(691)	(291)	(787)	(393)
Acquisitions and other- homeowners	—	—	282	3,430	17,351
Acquisitions and other- home renters	—	—	—	23	885
Net activity, including acquisitions and other	380	(691)	(9)	2,666	17,843
Net homeowner activity	(181)	(453)	(539)	2,469	16,560
Occupied homeowner sites, beginning of period	45,908	46,361	46,900	44,431	27,871
Occupied homeowner sites, end of period	45,727	45,908	46,361	46,900	44,431
Net home renter activity	561	(238)	530	197	1,283
Occupied home renter sites, beginning of period	6,005	6,243	5,713	5,516	4,233
Occupied home renter sites, end of period	6,566	6,005	6,243	5,713	5,516
Total occupied homesites, end of period	52,293	51,913	52,604	52,613	49,947
Occupancy percentage	82.1%	81.5%	82.6%	83.0%	83.8%

(a)               See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)              Average monthly real estate revenue per occupied homesite is defined as total real estate revenue (including homeowner, home renter, utility and other revenue) divided by average total occupied homesites divided by the number of months in the period.

(c)               Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)              Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)               Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Capital Expenditure Summary

	Three Months Ended
($ in thousands)	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04

Recurring capital expenditures (a)	$3,835	$5,554	$2,679	$1,100	$520

Recurring capital expenditures per average site per annum	241	349	169	73	39

Homesite upgrades (b)	2,637	4,056	2,336	1,482	1,042

Expansion, development, renovation and improvements (c)	7,581	11,610	5,337	4,730	1,955

Total capital improvements	$14,053	$21,220	$10,352	$7,312	$3,517

(a)               Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community.  These capital expenditures include repairs of roads, driveways, pools, renovation of clubhouses and replacement or installation of street lights, playground equipment, signage, maintenance facilities, manager housing and property vehicles.  These capital expenditures do not include water meters, sheds, homes or community acquisitions.  Our minimum capitalizable amount of a project is $500.

(b)              Includes capital expenditures that improve homesites for placement of a new home typically when an existing older home moves out and the site is prepared for a new home.  Many of these activities are governed by manufacturers’ installation requirements and state building codes and include grading, electrical, concrete, landscaping, drainage and water/sewer lines.  We estimate that the new home will be in the community for an average of at least 20 years although we depreciate these costs over 10 years.

(c)               These are the costs to develop, expand, renovate and improve communities following acquisition.  They include costs for engineering, driveways, paving, utilities, and amenities.

Manufactured Home Data

	Three Months Ended
($ in thousands)	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04

Home purchase data
Number of manufactured homes purchased (a)	833	692	815	952	1,565

Home sales data
New homes sold	46	6	21	11	13
Used homes sold	728	940	277	110	9
Total homes sales	774	946	298	121	22

Average homes sale price	$10,324	$9,135	$13,020	$17,207	$32,136

Home Inventory Data
Home inventory	8,345	8,286	8,540	8,023	7,192

Gross asset value including setup costs ($000’s)	$214,564	$197,668	$197,511	$181,349	$154,655
Gross asset value per home	25,712	23,856	23,128	22,604	21,504

Current asset value including setup costs ($000’s)	$185,062	$169,689	$171,685	$159,212	$136,075
Current asset value per home	22,176	20,479	20,104	19,844	18,920

(a)     Includes manufactured homes purchased in our Hometown and other acquisitions.

Top 20 Markets

	Number of	Percentage of						Rental Income Per Occupied
	Total	Total	Occupancy					Homesite Per Month (b) (c)
Market (a)	Homesites	Homesites	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04 (d)
Dallas – Ft. Worth, TX	7,245	11.4%	79.8%	77.4%	76.1%	76.0%	78.0%	$353	$357	$349	$351	$347
Atlanta, GA	4,993	7.8%	86.7%	84.8%	84.0%	83.1%	83.5%	345	340	328	325	323
Salt Lake City, UT	3,835	6.0%	91.1%	90.1%	91.1%	91.0%	93.1%	348	342	341	347	349
Front Range of CO	3,290	5.2%	87.0%	86.7%	88.1%	89.2%	91.6%	425	431	425	423	419
Kansas City – Lawrence – Topeka, MO – KS	2,430	3.8%	88.1%	87.0%	88.4%	88.9%	89.3%	280	284	283	277	274
Jacksonville, FL	2,256	3.5%	86.9%	86.4%	86.0%	86.3%	86.8%	348	337	331	333	330
Wichita, KS	2,215	3.5%	62.7%	62.3%	64.8%	65.5%	69.7%	287	290	282	283	282
Orlando, FL	1,987	3.1%	88.5%	87.5%	86.3%	87.1%	87.7%	355	337	329	328	326
St. Louis, MO – IL	1,950	3.1%	78.7%	78.5%	80.4%	82.1%	81.4%	287	290	288	286	276
Oklahoma City, OK	1,891	3.0%	77.1%	77.2%	79.0%	78.5%	81.3%	295	309	304	301	288
Greensboro – Winston Salem, NC	1,412	2.2%	68.2%	68.9%	68.1%	69.2%	72.0%	259	256	253	259	257
Davenport – Moline – Rock Island, IA – IL	1,406	2.2%	83.9%	84.4%	85.7%	84.7%	84.5%	265	267	264	262	258
Inland Empire, CA	1,223	1.9%	91.7%	92.0%	91.7%	89.4%	90.6%	411	414	410	406	412
Elkhart – Goshen, IN	1,217	1.9%	82.1%	79.9%	79.5%	79.4%	79.7%	319	317	314	313	305
Charleston – North Charleston, SC	1,179	1.9%	77.9%	77.8%	76.2%	76.5%	78.4%	241	233	233	232	239
Southeast Florida	1,125	1.8%	95.6%	95.5%	95.9%	95.7%	94.4%	499	481	476	476	473
Nashville, TN	1,102	1.7%	68.5%	68.7%	71.5%	71.1%	70.8%	293	279	273	267	262
Raleigh – Durham – Chapel Hill, NC	1,095	1.7%	83.4%	82.9%	82.0%	81.4%	85.1%	344	329	326	324	321
Syracuse, NY	1,091	1.7%	54.2%	55.4%	56.9%	62.0%	61.9%	342	337	338	347	354
Tampa – Lakeland – Winter Haven, FL	999	1.6%	78.5%	77.8%	79.5%	77.0%	75.5%	286	277	269	265	262
Subtotal – Top 20 Markets	43,941	69.0%	81.9%	81.2%	81.3%	81.3%	82.6%	339	337	331	330	325
All Other Markets	19,717	31.0%	82.6%	82.7%	80.4%	81.1%	80.1%	296	294	303	300	293
Total / Weighted Average	63,658	100.0%	82.1%	81.5%	82.6%	83.0%	83.8%	$325	$317	$321	$317	$311

(a)               Markets are defined by our management.

(b)              Rental Income is defined as homeowner rental income, home renter rental income and other rental income reduced by move-in bonuses and rent concessions.

(c)               For communities acquired during the quarter, weighted average all-in rent (homesite rent and home rent) was used as a proxy for “Rental Income Per Occupied Homesite Per Month”.

(d)              For communities acquired during the quarter, weighted average all-in rent (homesite rent and home rent) was used as a proxy for “Rental Income Per Occupied Homesite Per Month”.

Operating Results by Occupancy Level

			Q1 2005				Q4 2004				Q3 2004 (c)
Occupancy		Home-			Margin	EoP			Margin	EoP			Margin	EoP
03/31/05	Comm.	sites	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %

Same Communities
90 - 100%	63	12,399	$14,288	$9,309	65.2%	95.8%	$13,964	$8,129	58.2%	95.4%	$14,058	$9,278	66.0%	95.8%
80 - 89.9%	65	12,015	11,727	6,672	56.9%	85.9%	11,604	6,131	52.8%	85.4%	11,615	6,179	53.2%	85.6%
70 - 79.9%	37	6,502	5,106	2,572	50.4%	74.8%	5,167	2,356	45.6%	73.9%	5,295	2,286	43.2%	75.7%
< 70%	34	6,632	4,427	1,883	42.5%	62.9%	4,503	1,678	37.3%	62.0%	4,527	1,388	30.7%	64.6%
Total	199	37,548	$35,549	$20,436	57.5%	83.2%	$35,238	$18,294	51.9%	82.6%	$35,495	$19,131	53.9%	83.6%

Acquired Communities
90 - 100%	44	6,715	$6,397	$3,626	56.7%	94.6%	$6,330	$2,674	42.2%	94.0%	$6,256	$3,847	61.5%	94.3%
80 - 89.9%	32	7,907	6,822	3,965	58.1%	85.0%	6,656	2,899	43.6%	84.6%	6,629	3,783	57.1%	86.2%
70 - 79.9%	24	6,904	5,029	2,675	53.2%	75.7%	4,877	1,997	41.0%	75.1%	4,940	2,781	56.3%	75.8%
< 70%	16	4,584	2,554	1,163	45.6%	60.2%	2,508	775	30.9%	60.9%	2,671	1,313	49.2%	62.1%
Total	116	26,110	$20,802	$11,430	54.9%	81.7%	$20,371	$8,344	41.0%	81.3%	$20,496	$11,723	57.2%	82.2%

Total Real Estate Segment
90 - 100%	107	19,114	$20,685	$12,935	62.5%	95.4%	$20,294	$10,803	53.2%	94.9%	$20,314	$13,124	64.6%	95.3%
80 - 89.9%	97	19,922	18,549	10,637	57.3%	85.5%	18,259	9,029	49.5%	85.1%	18,243	9,962	54.6%	85.8%
70 - 79.9%	61	13,406	10,136	5,248	51.8%	75.2%	10,044	4,353	43.3%	74.5%	10,235	5,066	49.5%	75.8%
< 70%	50	11,216	6,981	3,047	43.6%	61.8%	7,011	2,453	35.0%	61.5%	7,199	2,702	37.5%	63.6%
Total	315	63,658	$56,351	$31,866	56.5%	82.1%	$55,609	$26,638	47.9%	81.5%	$55,991	$30,854	55.1%	82.6%

			Q2 2004 (b)				Q1 2004 (a)				Trailing 12 Months
Occupancy		Home-			Margin	EoP			Margin	EoP			Margin	EoP
03/31/05	Comm.	sites	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %	Rev.	NSI **	%	Occ %

Same Communities
90 - 100%	63	12,399	$13,987	$9,545	68.2%	95.5%	$13,748	$9,313	67.7%	95.8%	$56,298	$36,261	64.4%	95.6%
80 - 89.9%	65	12,015	11,699	6,910	59.1%	86.1%	11,693	7,289	62.3%	87.7%	46,644	25,892	55.5%	85.7%
70 - 79.9%	37	6,502	5,316	2,664	50.1%	76.9%	5,251	2,938	56.0%	79.4%	20,884	9,877	47.3%	75.3%
< 70%	34	6,632	4,615	2,051	44.4%	65.2%	4,620	2,247	48.6%	67.6%	18,072	7,001	38.7%	63.7%
Total	199	37,548	$35,617	$21,170	59.4%	83.9%	$35,312	$21,787	61.7%	85.4%	$141,899	$79,031	55.7%	83.3%

Acquired Communities
90 - 100%	44	6,715	$4,739	$2,878	60.7%	93.7%	$1,830	$1,247	68.2%	92.5%	$23,722	$13,023	54.9%	94.2%
80 - 89.9%	32	7,907	5,720	3,437	60.1%	85.6%	2,225	1,451	65.2%	85.0%	25,826	14,083	54.5%	85.4%
70 - 79.9%	24	6,904	4,398	2,485	56.5%	76.4%	1,747	1,107	63.4%	77.7%	19,244	9,938	51.6%	75.8%
< 70%	16	4,584	2,524	1,321	52.4%	64.4%	971	575	59.2%	65.4%	10,257	4,573	44.6%	61.9%
Total	116	26,110	$17,380	$10,121	58.2%	82.5%	$6,773	$4,380	64.7%	82.9%	$79,049	$41,618	52.6%	80.9%

Total Real Estate Segment
90 - 100%	107	19,114	$18,726	$12,423	66.3%	94.9%	$15,578	$10,560	67.8%	94.9%	$80,020	$49,284	61.6%	95.1%
80 - 89.9%	97	19,922	17,419	10,347	59.4%	85.9%	13,917	8,740	62.8%	86.7%	72,470	39,975	55.2%	85.6%
70 - 79.9%	61	13,406	9,713	5,149	53.0%	76.7%	6,999	4,046	57.8%	78.6%	40,128	19,816	49.4%	75.5%
< 70%	50	11,216	7,139	3,372	47.2%	64.9%	5,591	2,821	50.5%	66.7%	28,329	11,574	40.9%	62.9%
Total	315	63,658	$52,997	$31,291	59.0%	83.0%	$42,085	$26,167	62.2%	83.8%	$220,948	$120,649	54.6%	82.3%

Notes:

** NSI = Net Segment Income

(a) Quarter in which communities were acquired from Hometown America.

(b) First full quarter of ownership of Hometown communities. 37 Communities acquired from D.A.M. Management on June 30, 2004.

(c) First full quarter of ownership of D.A.M. Management communities.

Acquisitions & Dispositions

($ in thousands)

Acquisitions

							Fair Market
Acquisition		Number of	Number of	Allocated	Debt		Value of
Date	Market	Communities	Homesites	Purchase Price	Assumed	Cash	OP Units/shares

02/18/04	Various	90	26,406	$615,270	$92,434	$522,836	$0
02/26/04	Nashville, TN	2	401	7,400	0	7,400	0
06/18/04	Salt Lake City	2	243	5,456	0	5,456	0
06/30/04	Various	36	3,573	61,500	28,358	0	33,142
07/20/04	Salt Lake City	1	145	4,126	3,759	367	0
09/28/04	Salt Lake City	1	137	3,290	0	3,290	0

Dispositions

Month		Number of	Number of	Net Assets	Gain (Loss)
Held for Sale	Market	Communities	Homesites	Held for Sale	Held for Sale

September. 2004	Various	15	4,006	$28,012	$(2,292)
December 2004	Various	15	3,149	$24,607	$(6,257)

Investor Inquiries

Common stock symbol:	ARC
Preferred stock symbol:	ARC Pr A

Exchange Traded:	NYSE

	Q1	Q4	Q3	Q2	Q1
	2005	2004	2004	2004	2004 (a)
Common Stock Dividend Information
Declaration date	3/16/2005	12/15/2004	9/14/2004	06/14/04	03/10/04
Record date	3/31/2005	12/31/2004	9/30/2004	06/30/04	03/31/04
Payment date	4/15/2005	1/14/2005	10/15/2004	07/15/04	04/15/04
Distributions per share	$0.3125	$0.3125	$0.3125	$0.3125	$0.1493

Preferred Stock Dividend Information
Declaration date	3/16/2005	12/15/2004	9/14/2004	06/14/04	03/10/04
Record date	4/15/2005	1/15/2005	10/15/2004	07/15/04	04/15/04
Payment date	4/29/2005	1/31/2005	10/29/2004	07/30/04	04/30/04
Distributions per share	$0.5156	$0.5156	$0.5156	$0.5156	$0.4182

(a)  Distributions reflect partial period.

Inquiries:

Affordable Residential Communities welcomes any questions or comments from our investors, prospective investors, analysts, investment managers or media professionals.  Please direct all inquiries to one of the following contact points:

At our website:	www.aboutarc.com
By phone:	(866) 847-8931
By fax:	(303) 294-0121
By e-mail:	investor.relations@aboutarc.com
By mail:	Affordable Residential Communities, Inc.
Investor Relations Department
600 Grant Street
Suite 900
Denver, CO 80203

Definitions of Non-GAAP Measures

Investors in and analysts following the real estate industry use funds from operations (“FFO”), net segment income, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and funds available for distribution (“FAD”) as supplemental performance measures. While we believe that net income (as defined by GAAP) is the most appropriate measure, we also believe that FFO, net segment income, EBITDA and FAD are widely used by and relevant to investors, analysts and lenders and are appropriate supplemental measures. FFO reflects the assumption that real estate values rise or fall with market conditions and principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. Net segment income provides a measure of rental operations and excludes deductions for depreciation and amortization and non-property specific expenses such as general and administrative expenses.  EBITDA provides a measure to evaluate our ability to incur and service debt and to fund dividends and other cash needs.  FAD provides a measure to evaluate our ability to fund dividends.  In addition, FFO, net segment income, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as “net income, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs which have different cost bases in their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. Please see the Reconciliation of Net Income to Funds from Operations set forth above.

Net segment income is defined as income from real estate operations and other segments of the Company, less expenses for property operations, real estate taxes, cost of manufactured homes sold, and retail home sales, finance, insurance and other operations.

EBITDA is defined as net loss available to common stockholders adjusted to exclude preferred stock dividend expense, income from discontinued operations net of minority interest, minority interest, interest income, interest expense, depreciation and amortization and early termination of debt expenses.  It is a measure of net segment income less property management, general and administrative expenses and IPO related costs.

FAD is defined as FFO less non-revenue producing, recurring capital expenditures and scheduled principal amortization of indebtedness.

FFO, net segment income, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on indebtedness and payment of dividends and distributions. FFO, net segment income, EBITDA and FAD should not be considered as substitutes for net income (calculated in accordance with GAAP), as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, net segment income, EBITDA and FAD as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

FFO, FAD and EBITDA Reconciliations

		Three Months Ended
($ in thousands, except per share data)		03/31/05	12/31/04	09/30/04	06/30/04	03/31/04

Funds from operations (“FFO”) and adjusted funds from operations
Net income loss before preferred stock dividend and discontinued operations		$(13,481)	$(27,400)	$(13,001)	$(4,874)	$(34,168)
Plus:	Depreciation and amortization	20,031	21,196	18,666	17,242	14,910
	Income from discontinued operations	928	565	561	374	431
	Depreciation from discontinued operations	23	171	1,145	1,047	750
Less:	Amortization of loan origination fees	(1,861)	(3,505)	(725)	(855)	(868)
	Depreciation expense on furniture, equipment and vehicles	(422)	(614)	(363)	(81)	(369)
	Minority interest portion of FFO reconciling items	(1,036)	(990)	(1,074)	(971)	(1,162)
	Preferred stock dividend	(2,578)	(2,578)	(2,577)	(2,578)	(1,232)
FFO available to common stockholders		1,604	(13,155)	2,632	9,304	(21,708)
Plus:	Restricted stock grants	—	—	—	—	10,070
	IPO related costs	—	—	—	—	4,417
	Early termination of debt	—	—	3,258	—	13,427
	Minority interest portion of Adjusted FFO reconciling items	—	—	(181)	—	(2,183)
Adjusted FFO		$1,604	$(13,155)	$5,708	$9,304	$4,023

Funds available for distribution (“FAD”) and adjusted FAD
FFO available to common stockholders		$1,604	$(13,155)	$2,632	$9,304	$(21,708)
Plus:	Amortization of loan origination fees	1,861	3,505	725	855	868
	Depreciation expense on furniture, equipment and vehicles	422	614	363	81	369
	Early termination of debt	—	—	3,258	—	13,427
Less:	Recurring capital expenditures	(3,835)	(5,554)	(2,679)	(1,100)	(520)
	Scheduled principal amortization of indebtedness	(2,490)	(2,332)	(2,182)	(2,200)	(1,936)
	Minority interest portion of FAD reconciling items	224	209	29	130	(955)
FAD		(2,214)	(16,713)	2,146	7,069	(10,455)
Plus:	Restricted stock grants	—	—	—	—	10,070
	IPO related costs	—	—	—	—	4,417
	Minority interest portion of Adjusted FAD reconciling items	—	—	—	—	(1,133)
Adjusted FAD		$(2,214)	$(16,713)	$2,146	$7,069	$2,899

EBITDA and adjusted EBITDA
Net loss available to common stockholders		$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)
Plus:	Preferred stock dividend	2,578	2,578	2,577	2,578	1,232
	Loss (income) from discontinued operations, net	(187)	5,375	1,633	(326)	(431)
	Minority interest	(552)	(1,429)	(524)	(452)	(3,084)
	Interest income	(383)	(443)	(382)	(450)	(342)
	Interest expense	15,329	15,920	13,720	12,782	14,471
	Depreciation and amortization	20,031	21,196	18,666	17,242	14,910
	Real estate and retail home asset impairment	—	3,591	—	—	—
	Goodwill impairment	—	863	—	—	—
	Early termination of debt	—	—	3,258	—	13,427
EBITDA		20,944	12,298	21,737	24,248	5,214
Plus:	Restricted stock grants	—	—	—	—	10,070
	IPO related costs	—	—	—	—	4,417
Adjusted EBITDA		$20,944	$12,298	$21,737	$24,248	$19,701

Total Real Estate Net Segment Income Reconciliation

	2005	2004
($ in thousands)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Net segment income:
Real estate	$31,866	$26,638	$30,854	$31,291	$26,167
Retail sales	(2,843)	(6,148)	(2,385)	(1,019)	(179)
Insurance and Finance	(184)	(325)	(291)	(77)	(36)
Corporate and other	(271)	40	(22)	(44)	(72)
	$28,568	$20,205	$28,156	30,151	25,880
Other expenses:
Property management	2,265	2,082	1,978	1,600	1,454
General and administrative	5,359	5,825	4,441	4,304	14,795
Initial public offering (“IPO”) related costs	—	—	—	—	4,417
Early terminiation of debt	—	—	3,258	—	13,427
Depreciation and amortization	20,031	21,196	18,666	17,242	14,910
Retail home sales asset impairment and other exp.	—	3,591	—	—	—
Goodwill impairment	—	863	—	—	—
Interest expense	15,329	15,920	13,720	12,782	14,471
Total other expenses	42,984	49,477	42,063	35,928	63,474
Interest income	383	443	382	450	342
Loss before allocation to mirority interest	(14,033)	(28,829)	(13,525)	(5,327)	(37,252)
Minority interest	552	1,429	524	452	3,084
Net loss from continuing operations	(13,481)	(27,400)	(13,001)	(4,875)	(34,168)

Income from discontinued operations	928	565	560	375	452
Gain (loss) on sale of discontinued operations	(730)	(6,257)	(2,292)	—	—
Minority interest in discontinued operations	(11)	317	99	(48)	(21)
Net loss	(13,294)	(32,775)	(14,634)	(4,548)	(33,737)

Preferred stock dividend	(2,578)	(2,578)	(2,577)	(2,578)	(1,232)
Net loss available to common stockholders	$(15,872)	$(35,353)	$(17,211)	$(7,126)	$(34,969)

Same Community Net Segment Income Reconciliation

	2005	2004
($ in thousands)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Net segment income:
Real estate (a)	$20,436	$18,294	$19,131	$21,170	$21,787
Retail home sales and finance	—	—	—	—	—
Insurance	(184)	(325)	(291)	(77)	(36)
Corporate and other	(271)	40	(22)	(44)	(72)
	19,981	18,009	18,818	21,049	21,679
Other expenses:
Property management (c)	1,431	1,315	1,250	1,011	1,064
General and administrative (b)	5,345	5,813	4,390	4,275	4,675
Depreciation and amortization	11,160	15,169	12,320	11,902	12,927
Retail home sales asset impairment and other expense	—	—	—	—	—
Interest expense	9,850	10,012	9,799	9,736	12,443
Total other expenses	27,786	32,309	27,759	26,924	31,109
Interest income	383	443	382	403	295
Loss before allocation to minority interest	(7,422)	(13,857)	(8,559)	(5,472)	(9,135)
Minority interest	291	687	332	464	756
Net loss from continuing operations	(7,130)	(13,169)	(8,226)	(5,008)	(8,379)

Discontinued operations
Net loss	(7,130)	(13,169)	(8,226)	(5,008)	(8,379)

Preferred stock dividend
Net loss available to common stockholders	$(7,130)	$(13,169)	$(8,226)	$(5,008)	$(8,379)

(a)               Same communities information excludes results of communities acquired in the Hometown, D.A.M and other acquisitions after January 1, 2003 and the communities sold or discontinued before December 31, 2004.

(b)              Excludes amortization of restricted stock issued in connection with the IPO.

(c)               Excludes property management expenses incurred in connection with the Hometown acquisition.